UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 23, 2014

INFRAX SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-52488	20-2583185
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Infrax Systems, Inc. 3637 Fourth Street North. Suite 330 St. Petersburg, Florida		33704
(Address of principal executive offices)		(Zip Code)

727-498-8514

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2014, the Company (Licensor) announces the completion of its first largest development and implementation contract for its secure line of communication, energy and sensor products with FutureWorld Corp and its subsidiaries (Licensee). In consideration for the development of the current and future Products, the Licensee agrees to pay the Licensor a one-time development fee of $2M, all in cash or a combination of cash and shares of common stock. The current developed products alongside with its IP, according to the agreement, exclusive to FutureWorld Corp and its subsidiaries, includes;

1-	SmartNergy - The smart Energy product line provides controls and sensors for energy related aspects of a plant grow facility. The technology integrates with HVAC systems using industry standard building automation protocols. Modules and intelligent power receptacles provide voltage and current reading of lighting, motors and any equipment that is electrically powered. Automated software programs gather the data and provide real time data views on easy to use dashboards and graphical presentations. Infrax Systems and HempTech Corp has developed smart LED lights that can be remotely controlled and can vary output and frequency based on growth cycles or plant profiles created in computer software.

2-	SmartSense - SmartSense is a family of sensors and controllers specifically designed and configured for the agriculture and grow industries. Environmental sensors measure common gases such as O2 and CO2 as well as air and soil temperature, humidity, air movement and light intensity. Macro nutrient sensors, such as PH, salinity, dissolved CO2 and O2, for both earthen and hydroponic environments provide automated chemistry sampling. Automated dosing, irrigation and fertilizing can be controlled by the appropriate sensors.

3-	Cannalytics - Cannalytics is a real time and historical analytics software platform specifically developed for the cannabis growth industry. This technology works with SmartNergy and SmartSense to provide profiling of current and historical data. Cannalytics, together with SmartNergy, SmartSense and intelligent LED lighting will provide an environmental and chemistry sensor network to fully automate the growth cycle of the cannabis plant and provide detailed analytics for precise repetition of plant growth cycles.

4-	SPIDer - The SPIDer Intrusion Detection network is a multifaceted product family which provides near real-time detection of intruders for either a remote inside facility or large open air agricultural facilities. This technology is derived from the Infrax SPIDer Intrusion detection networks designed for electrical substations and remote facilities in the electric energy business. Product examples include but not limited to; active fence systems, HD infrared and color camera networked via radio systems, motion detectors microwave security systems and intelligent LED lighting systems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Infrax Systems, Inc.

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated:  December 23, 2014